PHSB Financial Corporation
                     (a Pennsylvania-chartered corporation)
                             Up to 2,731,250 Shares
                                       of
                                  Common Stock
                           (Par Value $.10 Per Share)

                  (subject to increase up to 3,140,937 shares)

                                $10.00 Per Share

                                                               November __, 2001

                             SALES AGENCY AGREEMENT
                             ----------------------


Trident Securities,
A Division of McDonald Investments, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

         PHS Bancorp, MHC a Pennsylvania-chartered corporation ("MHC"), PHS Bancorp, Inc., a Pennsylvania-chartered stock corporation (the "Mid-Tier Holding Company"), PHSB Financial Corporation, a newly chartered Pennsylvania stock corporation (the "Company"), and Peoples Home Savings Bank (the "Bank")
(collectively, the "Primary Parties") in this Agreement (the "Agreement"), hereby confirm as of the date above their respective agreements with Trident Securities, a Division of McDonald Investments Inc., ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introduction. The MHC, in accordance with the Plan of Conversion and Reorganization adopted August 16, 2001, and subsequently amended (the "Plan"), intends to convert from a Pennsylvania-chartered mutual holding company to a newly formed Pennsylvania-chartered stock form corporation, PHSB Financial Corporation, which will offer stock for sale on a priority basis to (i) eligible account holders; (ii) the employee stock ownership plan of the Bank; (iii) Supplemental Account Holders; and (iv) Current Depositors. Pursuant to the Plan, the Company is offering up to 2,731,250 shares of common stock, par value $.10 per share (the "Common Stock") (subject to an increase up to 3,140,937 shares), in a subscription offering (the "Subscription Offering"), and, if necessary, (i) a community offering (the "Community Offering") and/or (ii) syndicated community offering ("Syndicated Community Offering").

         Pursuant to the Plan, the Company will offer and sell shares of its Common Stock (the "Shares") in the Subscription Offering, Community Offering, and Syndicated Community

Offering (the "Offerings") and issue up to 1,849,430 shares of the Company to existing public shareholders of the Mid-Tier Holding Company in exchange for such shares (the "Exchange") so that, upon completion of the Offerings, 100% of the outstanding Common Stock of the Company will be publicly held. The Company will sell the Shares in the Offerings at $10.00 per share (the "Purchase Price"). If the number of Shares is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

         Pursuant to the Plan, in the Subscription Offering, the Company will offer the Shares in descending order of priority to: (1) the Bank's depositors with aggregate account balances of $50 or more on June 30, 2000 (the "Eligible Account Holders"), subject to the allocation procedures and purchase limitations set forth in the Plan; (2) the Tax-Qualified Employee Stock Benefit Plans (as such term is defined in the Plan); and (3) the Bank's depositors with aggregate account balances of $50 or more on September 30, 2001 (the "Supplemental Eligible Account Holders"); (4) Current Depositors, e.g. the Bank's depositors on [October 31], 2001. The Company may offer Shares, if any, during the Subscription Offering, and in a Community Offering with first preference to people residing within Beaver and Lawrence Counties, Pennsylvania, and then to current stockholders of the Mid-Tier Holding Company. Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to the general public on a best efforts basis.

         The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (File No. 333-69180) in order to register the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

         The Company and the Bank have been advised by Trident that it will utilize its best efforts to assist the Company and the Bank with the sale of the Shares in the Offerings. Prior to the execution of the Agreement, the Company has delivered to Trident a prospectus dated as of the date hereof and all supplements thereto to be used in the Offerings. Such prospectus contains information with respect to the MHC, Mid-Tier Holding Company, Company, the Bank, the Shares and the Conversion.

         2.       Representations and Warranties.

          (a) The Primary Parties jointly and severally represent and warrant to Trident that:

                  (i) The MHC, the Mid-Tier Holding Company, and the Company have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, the MHC and the Mid-Tier Holding Company and Company will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the letter agreement between Trident and MHC, Mid-Tier Holding Company and the Bank and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Mid-Tier Holding Company and the Company. This Agreement has been validly executed and delivered by the Primary Parties, and is a valid, legal and binding obligation of the Primary Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections hereof may be unenforceable as against public policy.

                  (ii) The Registration Statement was filed with, and was declared effective by, the Commission on ___________, 2001. No stop order has been issued with respect to the Prospectus. To the best knowledge of the Primary Parties, no proceedings related to the Prospectus have been initiated or threatened by the Commission. At the time the Registration Statement, including the  Prospectus  contained  therein  (including  any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the regulations promulgated thereunder. The Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) at the time such Registration Statement became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application or Sales Information authorized for use by any of the Primary Parties in connection with the Offerings, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 2(a)(ii) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by Trident expressly regarding Trident or with written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations provided by Trident regarding Trident.

                  (iii) The MHC has filed an Application to Convert from the Mutual to Stock Form of Organization (as amended or supplemented, the "Conversion Application") with the Pennsylvania Department of Banking ("Department"), which has been approved by the Department, and the Bank has filed a Notice of Intent to Convert to Stock Form pursuant to 12 C.F.R. Section 303.161 ("Notice") with the Federal Deposit Insurance Corporation ("FDIC"), which has not been objected to by the FDIC; and the Prospectus and the proxy statement for the solicitation of proxies from depositors of the Bank for the special meeting to ratify the Plan ("Proxy Statement") included as part of the Conversion Application have been approved for use by the Department. The Company has filed with the Board of Governors of the Federal Reserve System ("Board") the Company's application to acquire ownership of the Bank on Form FRY-3 ("Holding Company Application") [and has received [is expected to] approval of its acquisition of the Bank from the Board.] No order has been issued by either the Department or FDIC preventing or suspending the use of the Prospectus or Proxy Statement, and no action by or before the Department or FDIC or any court or other tribunal challenging or seeking to challenge the Department's or FDIC's approval of the use of the Prospectus or Proxy Statement or the Department's approval of the Conversion Application, the FDIC's non-objection to the conversion or the Board's approval of the Holding Company application is pending, or to the best knowledge of the Company and The Bank, threatened.

                   (iv) The MHC is incorporated  as a Pennsylvania  corporation, the Mid-Tier Holding Company is incorporated as a Pennsylvania corporation, the Company is incorporated as a Pennsylvania corporation and the Bank is duly organized as a stock savings bank under the laws of Pennsylvania, and each of them is validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh; and the deposit accounts of the Bank are insured by the FDIC up to the applicable legal limits. Each of the Primary Parties is qualified to transact business as a foreign corporation in all jurisdictions except those where non-qualification would reasonably be expected not to have a Material Adverse Effect on the condition (financial or otherwise), operations, business, earnings or properties of the Company, the Bank considered as one enterprise ("Material Adverse Effect").

                  (v) The only direct subsidiary of the MHC is the Mid-Tier Holding Company. The only direct subsidiary of the Mid-Tier Holding Company is the Bank. The Bank does not have any active subsidiaries. HOMECO is an inactive wholly owned subsidiary of the Bank.

                  (vi) The Primary Parties have good and marketable title to all assets material to their respective businesses and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for ad valorem taxes not yet due, except as described in the Prospectus and except as would not, in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the operations of the Primary Parties or any Subsidiary, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

                  (vii) The Primary Parties and the Subsidiary have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations would reasonably be expected not to have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect, and the Primary Parties are complying therewith in all material respects.

                  (viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Primary Parties, and this Agreement is a valid and binding obligation of each of the MHC, Mid-Tier Holding Company, Company and the Bank, enforceable in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose Subsidiary are insured by the FDIC; (b) general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law; (c) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Section 23A of the Federal Reserve Act, 12 U.S.C.
                  Section 371c ("Section 23A").

                  (ix) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of any of the Primary Parties, threatened against or involving the Primary Parties or any Subsidiary, or any of their respective assets, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                  (x) Each of the Primary Parties has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and, in the case of the Company, to issue and sell the Shares to be sold by it as provided herein, and in the case of the Bank, to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan (subject to the issuance of amended Articles of
                  Incorporation in the form required for an Pennsylvania-chartered savings bank ("Stock Charter"), a copy of which is filed as an exhibit to the Conversion Application).

                  (xi) The Primary Parties have received the opinion of Malizia Spidi & Fisch, PC with respect to the federal income tax consequences of the Conversion to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the Primary Parties have received the opinion of Malizia Spidi & Fisch, PC with respect to the state income tax consequences of the Conversion to the effect that Conversion will not be a taxable transaction for the Company or the Bank under the laws of Pennsylvania, and the facts and representations provided by the Company and the Bank and relied upon in the rendering of such opinions are accurate and complete, and neither the Company nor the Bank have taken any action inconsistent therewith.

                  (xii) Neither of the Primary Parties is in violation of any rule or regulation of the Department, the FDIC or any state department or agency regulating the banking or other activities of the Primary Parties or the Subsidiary that has resulted or could result in any enforcement action against the Company, the Bank or the Subsidiary, or their officers or directors, that might have a Material Adverse Effect.

                  (xiii) S.R. Snodgrass AC, the firm that certified the consolidated financial statements of The Mid-Tier Holding Company filed as part of the Registration Statement and the Conversion Application, is independent with respect to the MHC, Mid-Tier Holding Company, the Company, and the Bank, as required by the Securities Act, the Securities Act
                  Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants, and nothing has come to the attention of the Mid-Tier Holding Company, the Company or The Bank which has caused any of them to believe that such firm is not independent within the meaning of such provisions.

                  (xiv) The consolidated financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Mid-Tier Holding Company on a consolidated basis at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Department and FDIC Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Mid-Tier Holding Company or the Bank with the Federal Reserve Board (the "Board"), Department, and FDIC, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

                  (xv) There has been no material change in the financial condition (financial or otherwise), results of operations, business, assets or properties, of the MHC or the Mid-Tier Holding Company, the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the MHC, Mid-Tier Holding Company, the Company and the Bank conform in all material aspects to the descriptions thereof contained in the Prospectus. None of the Primary Parties, has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                  (xvi) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Primary Parties pursuant to any of the terms, provisions or conditions of any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Primary Parties is a party or by which any of them or any of their respective assets or properties may be bound or is subject or any violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, lien, charge, encumbrance or violation could have a Material Adverse Effect; all agreements which are material to the financial condition, results of operations, business, assets or properties of the Primary Parties, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of any of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties would be alleged to be in default thereunder.

                  (xvii) Neither of the Primary Parties is in violation of their respective articles of incorporation or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the articles of incorporation or bylaws of the Primary Parties, or violate, conflict with or constitute a material breach or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Primary Parties pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Primary Parties are a party (other than the establishment of a liquidation account pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Department in connection with their approval of the Conversion Application or FDIC in connection with its notice of intent not to object to the Notice), which breach, default, encumbrance or violation could have a Material Adverse Effect.

                  (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or contemplated therein, neither the MHC, Mid-Tier Holding Company, Company, or the Bank has issued any securities which will remain issued at the Closing Date (as defined below) or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities incurred in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the Company and the Bank, taken as a whole.

                  (xix) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range set forth in the Prospectus under the heading "Capitalization", and no equity securities of the Company shall be outstanding immediately prior to the Closing Date other than shares of capital stock issued in connection with the formation of the Company, which shares shall be canceled on the Closing Date. The issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the Department and not objected to by the FDIC and, when issued in accordance with the terms of the Plan and paid for as set forth in the Prospectus, shall be validly issued, fully paid and nonassessable and shall conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all
                  necessary   action  of  the  Bank  and  the  Company  and  all
                  appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Department in connection with its approval of the Conversion Application, the FDIC in connection with its notice of intention not to object to the Notice and the Board in connection with its approval of the Holding Company
                  Application), and such capital stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

                  (xx) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been obtained, except for the declaration of effectiveness by the Commission of any required post-effective amendment of the Registration Statement not yet filed, except as may be required by the "blue sky" or securities laws of various jurisdictions, and except as may be required by the conditions of the approval of, or non-objection to, the Conversion Application by the Department and the Notice by the FDIC.

                  (xxi) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application, Notice or the Holding Company Application have been filed with the Commission, the Department, the FDIC or Board or all of them, as the case may be.

                  (xxii) The Primary Parties have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities; and the Primary Parties have paid all taxes that have become due and, to the best knowledge of the each of the Primary Parties, have made adequate reserves for future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a Material Adverse Effect.

                  (xxiii) All of the loans represented as assets of the Bank as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part
                  226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

                  (xxiv) To the best knowledge of the Primary Parties, the records of depositors, account holders, of the Bank delivered to Trident by the Bank or its agent for use during the Conversion are believed to be accurate, reliable and complete in all material respects.

                  (xxv) To the best knowledge of the MHC, Mid-Tier Holding Company, the Company and the Bank, none of the MHC, Mid-Tier Holding Company, the Company or the Bank nor the employees of the MHC, Mid-Tier Holding

                  Company, the Company or the Bank has made any payment of funds of the MHC, Mid-Tier Holding Company, the Company or the Bank prohibited by law, and no funds of the MHC, Mid-Tier Holding Company, the Company or the Bank have been set aside to be used for any payment prohibited by law.

                  (xxvi) To the best knowledge of each of the Primary Parties, each of the Primary Parties are in compliance with all laws, rules and regulations relating to environmental protection, and none of the Primary Parties or Subsidiary is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a Material Adverse Effect. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the each of the Primary Parties, threatened against any of the Primary Parties relating to environmental protection. To the best knowledge of the each of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by any of the Primary Parties or, to the best knowledge of each of the Primary Parties, except as disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Primary Parties or on any properties pledged to any of the Primary Parties as security for any indebtedness, except such disposal, release or discharge as would not reasonably be expected to have a Material Adverse Effect.

                  (xxvii) All documents delivered by the Primary Parties or their representatives in connection with the issuance and sale of the Common Stock, were, on the dates on which they were delivered, true, complete and correct in all material respects.

                  (xxviii) At the Closing Date, each of the Primary Parties will have completed the conditions precedent to, and will have conducted the Conversion in all material respects in accordance with, the Plan, the Department Regulations, FDIC Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Department.

         (b) Trident represents and warrants to the Company and the Bank that:

                  (i) Trident is registered as a broker-dealer with the NASD.

                  (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the MHC, Mid-Tier Holding Company, the Company and the Bank hereunder.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law).

                  (iv) Trident and, to Trident's best knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions in which the Company is relying on such registration for the sale of the Shares listed in Exhibit A, and will remain so registered until the Conversion is consummated or terminated.

                  (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of Trident.

                  (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

                  (vii) No action or proceeding against Trident before the Commission, the NASD, any state securities commission, or any state or federal court is pending or, to Trident's best knowledge, threatened concerning Trident's activities as a broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of Trident or its ability to perform its obligations under this Agreement.

         3. Employment of Trident; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings, and Trident hereby accepts such employment. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Subscription Offering closes, unless the Company and the Bank, with the approval of the Department and FDIC, if required, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

         In the event the Company is unable to sell a minimum of 2,125,000 Shares (or such lesser amount as the Department and FDIC may permit) within the period of Trident's employment, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which they may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 3(a), 3(c) and 3(d) below and Sections 6, 8(a), 8(d), 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for will be made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers for such Shares on or as soon as possible following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal executive office of the Bank or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward to the Bank for deposit in a segregated account the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt of an order form by Trident or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("Debit Date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the Debit Date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the Debit Date.

         The  Company   and  the  Bank  agree  to  pay  Trident  the   following
compensation and expense reimbursement for its services hereunder as set forth in Exhibit A hereto:

         (a) A management fee in the amount of $25,000, the payment of which is acknowledged.

         (b) A commission equal to one and six-tenths percent (1.6%) of the aggregate dollar amount of the Shares sold in the Subscription Offering, Community Offering and Public Offering, if any, (excluding Shares sold to the Bank's directors, executive officers and their "Associates", as defined in the Plan, and shares sold to the Bank's employee benefit plans). For stock sold by other NASD member firms under selected dealers agreements, the commission shall not exceed a fee to be agreed upon jointly by Trident and the Bank to reflect market requirements at the time of the stock allocation in a Syndicated Community offering but it will in no event exceed _______%. All such fees shall be paid in next-day funds on the Closing Date.

         (c) Reimbursement for its reasonable out-of-pocket expenses, including but not limited to travel, food, lodging and legal fees, incurred by Trident whether or not the Conversion is consummated in an amount not to exceed $50,000. Trident shall bill the Company and the Bank periodically for expenses throughout the term of this Agreement. To the extent not already paid, reimbursement of Trident shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of actual receipt by the Company of a written request from Trident detailing its allocable expenses. In the event that a resolicitation or other event causes the offerings to be extended beyond the original expiration date of the Subscription Offering, as set forth in the Prospectus, Trident shall be reimbursed for reasonable out-of-pocket expenses incurred during the extended period as well.

         (d) The Company, the Mid-Tier Holding Company, and the MHC shall also pay all expenses of the Conversion incurred by them or on their behalf in connection with the Conversion, including but not limited to their attorneys' fees, NASD filing fees, filing and registration fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

         4. Offering. Subject to the provisions of Section 7 hereof, Trident is assisting the Company and the Bank on a best efforts basis in offering a minimum of __________ and a maximum of ____________ Shares, subject to adjustment up to ___________ Shares, in the Offerings, subject to such other adjustments as may be permitted by the Department and FDIC. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5. Further Agreements. The Primary Parties jointly and severally covenant and agree that:

         (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the MHC, Mid-Tier Holding Company, the Company, nor the Bank will issue any securities which will remain issued at the
         Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition or operations of the MHC, Mid-Tier Holding Company, the Company and the Bank, taken as a whole.

         (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offerings, the Company (i) will, if required by the Securities Act Regulations, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required by the Securities Act Regulations, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and Trident.

         (c) Upon amendment of the Bank's articles of incorporation and bylaws as provided in the Department and FDIC Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank's articles of incorporation will provide for a liquidation account in a manner consistent with the Department and FDIC requirements and the Plan, and the Bank will continue as a Pennsylvania-chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiary other than the Bank.

         (d) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

         (e) The Company will notify Trident immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement, or the Department, FDIC or Board relating to the applications filed with such agencies and (v) of the issuance by the Department or FDIC of any stop order relating to the Conversion or the use of the Prospectus or Proxy Statement or the initiation or threat of any proceedings for that purpose. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

         (f) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company, the Bank or any subsidiary, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident after consultation with counsel for the Company and the Bank, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless Trident has been first furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

         (g) The Company and the Bank will take all necessary action and furnish to appropriate counsel such information as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

         (h) Appropriate entries will be made in the financial records of the Bank to establish a liquidation account to the extent required by the Department and FDIC Regulations.

         (i) The Company will file a registration statement for the Common Stock under Section 12(b) or Section 12(g) of the Exchange Act, as applicable, prior to completion of the Offerings and shall request that such registration statement be effective upon or before completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three (3) years or for such shorter period as may be required by applicable law.

         (j) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

         (k) For a period of three (3) years from the date of this Agreement, the Company will furnish to Trident, upon request and as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

         (l) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

         (m) The Company will not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

         (n) The Company and the Bank shall advise Trident, if necessary, as to the allocation of deposits, in the case of Eligible Account Holders and Supplemental Eligible Account Holders, and votes, in the case of Other Depositors (as defined in the Plan), and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions') and such information shall be accurate and reliable. Trident shall be entitled to rely upon such information and instructions and shall have no liability related to its reliance thereon, including, without limitation, any liability for or related to any denial or satisfaction of any subscription in whole or in part based on its good faith reliance on such information and instructions.

         (o) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

         (p) At the Closing Date, the Company and the Bank will have completed all conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, Department and FDIC Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Department and FDIC.

         (q) The Company will use its best efforts to obtain approval for and maintain quotation of its shares of common stock on the Nasdaq National Market effective on or prior to the Closing Date.

         (r) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of common stock other than as described in the Prospectus.

         (s) The Company and the Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription and Community Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the delivery of certificates for the Shares to subscribers or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

         6. Payment of Expenses. Whether or not the Reorganization is consummated, the Company and the Bank shall pay or reimburse Trident for allocable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof; provided, however, that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with
Section 12 hereof that Trident is in breach of this Agreement.

         7. Conditions of Trident's Obligations. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder, and to the following conditions:

         (a) On the Closing Date, Trident shall receive the favorable opinion of Malizia Spidi & Fisch, PC, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance satisfactory to counsel for Trident and stating that:

                  (i) the MHC, Mid-Tier Holding Company and the Bank are each a corporation duly organized and validly existing as a corporation in good standing under the laws of the
                  Commonwealth of Pennsylvania; the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania; the Bank is duly organized and validly existing as a stock savings bank under the laws of Pennsylvania; and the Mid-Tier Holding Company, the Company and the Bank have full power and authority to own their properties and conduct their businesses as described in the Prospectus;

                  (ii) the Bank is a member of the Federal Home Loan Bank of Pittsburgh, and the deposit accounts of the Bank are insured by the FDIC up to the applicable legal limits;

                  (iii) to such counsel's Actual Knowledge, the MHC, Mid-Tier Holding Company, Company and Bank are each qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the conduct of each of their businesses requires such qualification, except where non-qualification would reasonably be expected to have a Material Adverse Effect;

                  (iv) the activities of the MHC, Mid-Tier Holding Company, and the Bank, as described in the Prospectus, are permitted for bank holding companies, mutual holding companies, Pennsylvania-chartered stock holding companies and Pennsylvania chartered stock savings banks under applicable law. To such counsel's Actual Knowledge, the Primary Parties have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations would reasonably be expected not to have a Material Adverse Effect;

                  (v) the Plan has been duly adopted by the Boards of Directors of the MHC, Mid-Tier Holding Company, the Company and the Bank and approved by the members of the MHC; the Plan complies in all material respects with, and to such counsel's Actual Knowledge, the Conversion has been effected by the Company and the Bank in all material respects in accordance with, the
                  Department  and  FDIC and  Board  Regulations  and  applicable
                  Department  and  FDIC  and  Board   approvals  or  letters  of
                  non-objection issued thereunder; to such counsel's Actual Knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and Conversion imposed by the Department, FDIC or the Board, have been complied with by the Company and the Bank in all material respects except for reports and items required to be filed or submitted after the Closing Date; and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Department in approving the Plan;

                  (vi) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description thereof in the Registration Statement and the Prospectus is accurate and complete in all material respects;

                  (vii) upon amendment of the Bank's articles of incorporation and bylaws as provided in the Department and FDIC Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will continue as a Pennsylvania-chartered capital stock savings bank and to such counsel's Actual Knowledge with full power and authority to own its property and conduct its business as described in the Prospectus, and (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company;

                  (viii) the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of consideration and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of statutory preemptive rights, and purchasers of such shares from the Company, upon issuance thereof against payment therefor, will acquire such shares to such counsel's Actual Knowledge free and clear of all material claims, encumbrances, security interests and liens created by the Company;

                  (ix) the form of the certificate used to evidence the Shares is in proper form and complies in all material respects with the applicable law of the jurisdiction in which the Company is incorporated;

                  (x) the issuance and sale of the capital stock of the Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approval of the Department and Board and non-objection of the FDIC, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued and fully paid and, except as disclosed in the Prospectus, free of preemptive rights; the Company upon issuance thereof against payment to the Bank of a portion of the net proceeds from the sale of the Shares, will own such shares of record and beneficially;

                  (xi) subject to the satisfaction of the conditions to the Department's approval of the Conversion Application, FDIC's non-objection to the conversion and Board approval of the Holding Company Application, no further approval, authorization, consent or other order of or action by any regulatory agency is required of the Company and the Bank in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the Conversion, except with respect to the issuance of the Bank's amended articles of incorporation by the Department, and except as may be required under the blue sky securities laws of various jurisdictions;

                  (xii) this agreement has been duly executed and delivered by the Company, the Mid-Tier Holding Company, the Bank and the MHC and is enforceable against the Company, the Mid-Tier Holding Company, the Bank and the MHC (except as the enforceability thereof may be limited by bankruptcy , insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable a against public policy or pursuant to Section 23A);

                  (xiii) except as set forth in the Prospectus, to such counsel's Actual Knowledge, the Bank is not in violation of any directive from the Department to make any change in the method of conducting its business and there are no legal or governmental proceedings pending or to such counsel's Actual Knowledge threatened against or involving the assets of the Company or the Bank, which violation or proceedings would reasonably be expected to have a Material Adverse Effect (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                  (xiv) the statements in the Prospectus under the captions "Regulation", "Taxation", "Effect of Conversion on Rights of Stockholders", "Restrictions on Acquisition of PHSB Financial Corporation", "Description of Capital Stock of PHSB Financial Corporation" and "Business of Peoples Home Savings - Legal Proceedings" insofar as they are, or refer to, statements of federal law or legal conclusions (excluding financial or statistical data or stock valuation information included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate in all material respects;

                  (xv) the Conversion Application and the Holding Company Application have been approved by the Department, FDIC and Board, respectively, the FDIC has issued a letter of non-objection regarding the Notice and the Prospectus and the Proxy Statement have been authorized for use by the Department; the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; and no proceedings are pending by or before the Commission or the Department or FDIC or Board seeking to revoke or rescind the orders declaring the Registration Statement or any post-effective amendment thereto effective or approving the Conversion Application or the Holding Company Application or not objecting to the Notice and, to such counsel's Actual Knowledge, no such proceedings are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                  (xvi) the execution and delivery of this Agreement and the consummation of the Conversion by the Company and the Bank do not (i) violate or conflict with the charter, articles of incorporation or bylaws of the MHC, Mid-Tier Holding Company, the Company, the Bank or the Subsidiary or (ii) violate the Department, FDIC or Board Regulations or, to such counsel's Actual Knowledge, any law or administrative regulation or any court order, writ, injunction or decree to which the MHC, Mid-Tier Holding Company, the Company and the Bank is a party (subject to the satisfaction of certain post-closing conditions imposed by the Department in connection with its approval of the Conversion Application, the FDIC in connection with its non-objection to the Notice or the Board in connection with its approval of the Holding Company Application);

                  (xvii) the Conversion Application, Notice, the Holding Company Application, the Registration Statement, the Prospectus and the Proxy Statement, in each case, as amended and supplemented, comply as to form in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Department and FDIC Regulations and regulations of the Board, as the case may be (except as information provided by Trident with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information included therein, as to which no opinion need be rendered); to such counsel's Actual Knowledge, all documents and exhibits required to be filed with the Conversion Application, Notice and the
                  Registration Statement have been so filed; and the descriptions in the Conversion Application, Notice and the Registration Statement of the documents filed as exhibits to the Registration Statement and the Conversion Application, and Notice are accurate in all material respects.

                  (xviii) the execution and delivery of this Agreement and the consummation of the Conversion by the MHC, Mid-Tier Holding Company, the Company and the Bank do not, to such counsel's Actual Knowledge, constitute a material breach of or default (or an event which, will notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the MHC, Mid-Tier Company, the Company or the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, lease, debenture, note, instrument or obligation to which the MHC, Mid-Tier Company, the Company or the Bank is a party (other than the required establishment of the liquidation account pursuant to the Plan) which in any such event would reasonably be expected to result in a Material Adverse Effect;

                  In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers and directors of the Primary Parties and certificates of public officials delivered pursuant to this Agreement. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other that the
         Primary Parties. Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991), an, as a consequence, such opinion may be rendered subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord. Further, references in such opinion to such counsel's "Actual Knowledge" refers only to counsel's actual knowledge as defined in the Accord (or knowledge based on certificates) and does not imply that counsel has undertaken any independent investigation with any outside persons or as to the accuracy or completeness of any factual representation or information furnished in connection with the transactions contemplated by the Agreement. In addition, the "General Qualifications" set forth in the Accord and other customary assumptions and limitations may apply to such opinion. Such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Bank of this Agreement or the issuance of the Shares. Further, in rendering such opinions, Malizia Spidi & Fisch, PC may rely on the opinion of Whitmire, Verlihay & Douglass with respect to any matter of Pennsylvania law.

         (c) At the Closing Date, Trident shall receive the letter of Malizia Spidi & Fisch, PC, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and to the effect that: based on such counsel's participation in conferences with representatives of the Company, the Bank, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable laws (including the requirements of Form SB-2 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended or supplemented (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein, as to which such counsel need express no view), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein as to which such counsel need express no view), as of its date, at the time the Prospectus was filed with the Commission under Rule 424(b) of the Securities Act regulations and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in issuing such letter, such counsel may indicate that it has not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement or the Prospectus and that it does not assume any responsibility for the accuracy or completeness thereof).

         (d) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

         (e) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Company, the Bank and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or contemplated therein; (ii) there shall have been no transaction entered into by the Company, the Bank or the Subsidiary after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, the Bank and the Subsidiary, taken as a whole; (iii) none of the Company, the Bank nor the Subsidiary shall have received from the Department, FDIC, Board or Commission any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the Bank and the Subsidiary, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Bank or the Subsidiary or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

         (f) On the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company, the Bank or the Subsidiary; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, or results of operations of the Company, the Bank or the Subsidiary, and the conditions set forth in clauses (i) through (v) inclusive of subsection (e) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order or direction has been issued by the Commission or the Department or FDIC or Board to suspend the Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Department or FDIC or Board; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final action of the Commissioner or FDIC approving the Plan, and (v) all of the representations and warranties contained in
         Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

         (g) At the Closing Date, Trident shall receive,  among other documents,
         (i) copies of the letter from the Department authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the certificate from the Commissioner evidencing the corporate existence of Bank; (iv) copies of the certificate from the FDIC evidencing the insured status of the Bank, (v) a copy of the letter from the appropriate state authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company and the Subsidiary (vi) a copy of the certificate of incorporation or articles of incorporation of the Company and the Subsidiary, each certified by the appropriate state governmental authority; (vii) if available, a copy of the letter from the Department approving the Bank's amended articles of incorporation; (viii) a copy of Board approval of the Company's acquisition of the Bank; and (ix) a copy of the letter of non-objection from the FDIC.

         (h) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's certificate of incorporation as executed by the appropriate governmental authority.

         (i) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from S.R. Snodgrass AC, independent certified public accountants, addressed to Trident and the Company, in substance and form reasonably satisfactory to counsel for Trident, with respect to the financial statements of the Bank and certain financial information contained in the Prospectus.

         (j) At the Closing Date, Trident shall receive a letter from S.R. Snodgrass AC, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, in form and substance reasonably satisfactory to counsel for Trident, confirming the statements made by such accountants in the letter delivered by them pursuant to the preceding subsection and dated as of a specified date not more than five (5) days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Primary Parties prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Primary Parties to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in Section 3 hereof.

         8.       Indemnification.

         (a) The Primary Parties jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls

         Trident  within the  meaning of  Section  15 of the  Securities  Act or
         Section 20(a) of the Exchange Act, against all loss, liability, claim, damage and expense and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Conversion Application and Notice) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Primary Parties or based upon written information furnished by or on behalf of the Primary Parties, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the
         Department, FDIC or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereto or in any Application, as the case may be, (B) any written or unwritten statement made to a purchaser of the Shares by any director, officer or employee of the Primary Parties, or (C) the inaccuracy of any representation or warranty set forth in Section 2(a) above or the breach of any covenant or agreement of the Primary Parties set forth herein or (D) the participation by Trident in the Conversion and the Offering, provided, however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any other party who may otherwise be entitled to indemnification pursuant to this Section (8)(a); and, provided further, however, that this indemnification will not apply to any suit action or proceeding instituted by the Primary Parties against Trident, its officers, directors and each person who controls Trident within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act to enforce the terms of this Agreement.

         (b) The Mid-Tier Holding Company and the Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) any instructions given to Trident as set forth in Section 5(o) above or
         (ii)  any  records  of  account  holders  and  depositors  of the  Bank delivered to Trident by the Bank or its agents for use during the Conversion provided, however that this indemnification shall not apply to any loss, liability, claim, damage or expense found in a final judgment of a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of Trident or any other party who may otherwise be entitled to indemnification pursuant to this Section 8(b).

         (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to (A) statements or omissions, if any, made in the

         Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application or (B) the inaccuracy of any representation or warranty set forth in
         Section 2(b) above or the breach of any covenant or agreement of Trident set forth herein.

         (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any action, proceeding or claim (whether commenced or threatened) such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel reasonably acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless
         (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that there are substantive or procedural issues which raise conflicts of interest between the indemnified party and indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by the provisions of Section 23A.

         9.   Contribution.   In  order  to  provide  for  just  and   equitable
contribution in circumstances in which the indemnity  agreement  provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Mid-Tier Holding Company, the Company and/or the Bank other than in accordance with its terms, the Mid-Tier Holding Company, the Company and the Bank or Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Mid-Tier Holding Company, the Company and the Bank or Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Mid-Tier Holding Company, the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Mid-Tier Holding Company, the Company or the Bank on the one hand and Trident on the other hand in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Mid-Tier Holding Company, the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Mid-Tier Holding Company, the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Mid-Tier Holding Company, the Company or the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Mid-Tier Holding Company, the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Mid-Tier Holding Company, the Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement, act, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by the provision of Section 23A.

         10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the MHC, the Company and the Bank and Trident and the representations and warranties of the MHC, the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Mid-Tier Holding Company, the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Mid-Tier Holding Company, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. Termination. The parties may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

         (a) Trident may terminate this Agreement if any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, financial condition or business of the Company, the Bank and the Subsidiary, taken as a whole, or if the Company, the Bank and the Subsidiary, taken as a whole, shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

         (b) The Primary Parties may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Primary Parties shall be required to fulfill their obligations pursuant to Sections 3, 6, 8, and 9 of this Agreement.

         (c) The Primary Parties and Trident may terminate this Agreement by mutual written agreement.

         (d) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) or (b) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8(a), 8(d) and 9 of this Agreement and upon demand, the Primary Parties shall pay Trident the full amount so owing thereunder.

         (e) If this Agreement is terminated as provided in this Section 11, the party terminating this Agreement shall notify any non-terminating party promptly by telephone or telegram, confirmed by letter.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telegraphed and confirmed to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, a Division of McDonald Investments Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. Charles E. Sloane (with a copy to Luse Lehman Gorman Pomerenk & Schick 5335 Wisconsin Avenue, NW, Washington, DC 20015, Attention: Alan Schick, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed to James P. Wetzel, President, PHS Bancorp, Inc., 744 Shenango Road, Beaver Falls, Pennsylvania 15010 (with a copy to Malizia Spidi & Fisch, PC, 1100 New York Avenue, NW, Suite 340 West, Washington, DC 20005, Attention: Mr. Samuel J. Malizia, Esquire).

         13. Parties. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned or any other officer of Trident. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Construction. Unless preempted by federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

         15. Counterparts.  This  Agreement  may   be   executed   in   separate
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         16. Amendment. This Agreement may be amended at any time only by a writing signed by all parties hereto.